EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Republic Bancorp, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2017	/s/ Steven E. Trager
Steven E. Trager
Chairman and Chief Executive Officer

Date: November 9, 2017	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.